THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT



	This Third Amendment to Amended and Restated Credit Agreement (this "Third Amendment") is made and entered into as of ______________, 1995, by and among Champion Parts, Inc., an
Illinois corporation (the "Company"), LaSalle National Bank, a national banking association ("LaSalle"), as successor to both Exchange National Bank of Chicago and American National Bank and Trust Company of Chicago, NBD Bank ("NBD"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris")
[LaSalle, NBD and Harris are each a "Bank" and collectively, together with their respective successors and permitted assigns, the "Banks"], and LaSalle in its capacity as both Agent and Collateral Agent for the Banks.



W I T N E S S E T H:



	WHEREAS, the Banks have provided certain extensions of credit, loans and other financial accommodations to the Company pursuant to (a) that certain Amended and Restated Credit Agreement dated as of March 31, 1993, by and among the Company, the Banks, the Agent and the Collateral Agent, as amended from time to time (collectively the "Credit Agreement"), (b) (i) that certain Reimbursement Agreement dated as of December 1, 1991, by and between the Company and NBD (the "IRB Agreement"), and (ii) that certain Standby Letter of Credit Application and Reimbursement and Security Agreement dated December 30, 1991, by and between the Company and NBD (the "Workmen's Compensation Agreement"), and (c) any and all other agreements, documents and instruments executed and delivered by the Company to any or all of the Banks, the Agent or the Collateral Agent (collectively the
"Other Agreements"), including, but not limited to, that certain Forbearance Agreement dated May 19, 1995, as extended from time to time, and the other agreements, documents and instruments executed and delivered in connection therewith (collectively the "Forbearance Documents") [the Other Agreements, together with the Credit Agreement, the IRB Agreement and the Workmen's
Compensation Agreement are collectively the "Champion Loan
Documents");



	WHEREAS, the Company has requested, among other things, that the Banks provide additional Advances in the aggregate amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the Termination
Date through January 8, 1996, and amend certain other provisions contained in the Credit Agreement; and



	WHEREAS, the Banks are willing to provide additional Advances in the aggregate amount of Two Million and no/100 Dollars
($2,000,000.00) by increasing availability under the borrowing base, extend the Termination Date through January 8, 1996, and amend certain other provisions contained in the Credit
Agreement, but solely on the terms and subject to the conditions set forth in this Third Amendment.



	NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, the parties hereto hereby agree as set forth in this Third
Amendment.



	1. Terms. All terms which have an initial capital letter in this Third Amendment where not required by the rules of grammar, and are not defined herein, are defined in the Credit Agreement.



	2. Extension of Term of Credit Agreement. The Termination Date of the Credit Agreement is hereby extended to and including
January 8, 1996.



	3.      Conditions Precedent.



	A. The Banks shall be obligated to provide additional Advances to the Company, subject to and solely in accordance with Section
6.27 of the Credit Agreement, in the aggregate amount of Two
Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, to extend the Termination
Date through January 8, 1996, and to enter into this Third
Amendment, subject to the full and timely performance of any conditions precedent contained in the Champion Loan Documents, this Third Amendment and the "Initial Collateral Documents"
(hereinafter defined) and the full and timely performance of the following covenants either prior to or contemporaneously with the execution and delivery of this Third Amendment.



		1. The Company will execute and deliver or cause to be executed and delivered the following documents, all in form and substance acceptable to the Banks, the Agent and the Collateral
Agent (collectively the "Initial Collateral Documents"):



		(a) that certain Deed of Trust, Assignment of Rents and Security Agreement - California executed and delivered by CPR
Properties, Inc. ("CPR") to Chicago Title Insurance Company, as
Trustee, granting a mortgage and lien in and to the real property commonly known as 2696 South Maple Street, Fresno,
California ("Fresno Property"), subject only to a prior mortgage and lien in favor of Gulf Life Corporation (the "Fresno Deed of Trust");



		(b) that certain Beech Creek Mortgage and Security Agreement executed and delivered by the Company to the Banks, the Agent and the Collateral Agent granting a first position priority mortgage and lien in and to the real property commonly known as Route 150 Beech Creek Industrial Park, Beech Creek, Pennsylvania
(the "Beech Creek Property") [the "Beech Creek Mortgage"];



		(c) that certain Secretary's Certificate as to Officers and Directors and Directors' Resolutions for the Company;



		(d) that certain Secretary's Certificate as to Officers and Directors and Directors' Resolutions for CPR;



		(e) that certain Environmental Indemnification Agreement executed and delivered by CPR to the Banks, the Agent and the Collateral Agent;



		(f) that certain Promissory Note executed and delivered by the Company to LaSalle in the principal amount of Eight Million Two
Hundred Fifty-Eight Thousand Sixty-Four and 48/100 Dollars
($8,258,064.48) [the "LaSalle Revolving Note"];



		(g) that certain Promissory Note executed and delivered by the Company to Harris in the principal amount of Three Million
Ninety-Six Thousand Seven Hundred Seventy-Four and 24/100
Dollars ($3,096,774.24) [the "Harris Revolving Note"];



		(h) that certain Promissory Note executed and delivered by the Company to NBD in the principal amount of Four Million Six
Hundred Forty-Five Thousand One Hundred Sixty-One and 28/100
Dollars ($4,645,161.28) [the "NBD Revolving Note"]; and



		(i) such other agreements, documents and instruments necessary to effectuate the transactions described herein as the Banks, the Agent and the Collateral Agent may reasonably request.



		2. The Company will pay to LaSalle, in addition to any other costs, fees and expenses which may be due and owing to the Banks, an extension fee in the amount of Fifty Thousand and no/100 Dollars ($50,000.00)[the "Extension Fee"]. LaSalle shall remit the Extension Fee to each Bank in accordance with each Bank's Percentage Share.



		3. The Company acknowledges and agrees that the Agent will debit the Company's accounts on the last business day of each and every month, and the Company agrees to pay each of and all of the Banks, the Agent and the Collateral Agent, for all accrued interest, reasonable attorneys' fees, other professional fees, and other fees, costs, charges, obligations and expenses which the Banks, the Agent and/or the Collateral Agent have incurred and will continue to incur in connection with the Champion Loan Documents, this Third Amendment, the "Additional
Collateral Documents" (hereinafter defined), the default by the Company under the Champion Loan Documents, and the indebtedness evidenced by the Champion Loan Documents, this Third Amendment and/or the Additional Collateral Documents (collectively the
"Champion Indebtedness"). The Agent acknowledges that it will use its best efforts to provide copies of any bills and statements relating thereto at least five (5) business days prior to the last business day of each month, but the failure to deliver copies thereof will not affect the Company's obligation to pay such fees, costs, charges, obligations and expenses.



		4. Other than those defaults described in Section 9.A. of this Third Amendment or referred to in the waiver letter of even date herewith from the Banks to the Company, no breach, default or event of default has occurred pursuant to the Champion Loan
Documents, this Third Amendment or the Initial Collateral
Documents.



		5. The representations and warranties contained in the Champion Loan Documents, this Third Amendment and the Initial
Collateral Documents shall be true and correct.



	B. The Banks', the Agent's and the Collateral Agent's obligation to make any subsequent Advances pursuant to the Champion Loan Documents, as amended by this Third Amendment, is subject to the full and timely performance of each of the following covenants and the full and timely performance of any conditions precedent contained in the Champion Loan Documents, either prior to or contemporaneously with, as the case may be, the making of each subsequent Advance.



		1. Within seven (7) days after presentment, the Company has paid or reimbursed each and all of the Banks, the Agent and the Collateral Agent for all reasonable attorneys' fees, costs and expenses prior to and for the period ending July 31, 1995.



		2. The Company will execute and deliver or cause to be executed and delivered the following documents, all in form and substance acceptable to the Banks, the Agent and the Collateral
Agent (the "Subsequent Documents") [the Initial Collateral
Documents, together with the Subsequent Documents are collectively the "Additional Collateral Documents"]:



		(a) on or before August 15, 1995, provide the Banks, the Agent and the Collateral Agent with a complete schedule of all of the Company's Patent and Trademarks and copies of all patent and trademark searches in connection therewith;



		(b) on or before August 31, 1995, a Collateral Assignment of Patents and Trademarks for the Company, in form and substance acceptable to the Banks, the Agent and the Collateral Agent;



		(c) on or before September 15, 1995, that certain Promissory Note executed and delivered by the Company to LaSalle in the principal amount of Seven Million Six Hundred Thirty-Eight
Thousand Seven Hundred Nine and 65/100 Dollars ($7,638,709.65), in substitution of the LaSalle Revolving Note and otherwise in substantially the form of the LaSalle Revolving Note;



		(d) on or before September 15, 1995, that certain Promissory Note executed and delivered by the Company to Harris in the principal amount of Two Million Eight Hundred Sixty-Four
Thousand Five Hundred Sixteen and 17/100 Dollars
($2,864,516.17), in substitution of the Harris Revolving Note and otherwise in substantially the form of the Harris Revolving
Note;



		(e) on or before September 15, 1995, that certain Promissory Note executed and delivered by the Company to NBD in the principal amount of Four Million Two Hundred Ninety-Six Thousand
Seven Hundred Seventy-Four and 18/100 Dollars ($4,296,774.18), in substitution of the NBD Revolving Note and otherwise in substantially the form of the NBD Revolving Note;



		(f) on or before December 31, 1995, that certain Promissory Note executed and delivered by the Company to LaSalle in the principal amount of Four Million Nine Hundred Three Thousand Two
Hundred Twenty-Five and 78/100 Dollars ($4,903,225.78), in substitution of the LaSalle Revolving Note and otherwise in substantially the form of the LaSalle Revolving Note;



		(g) on or before December 31, 1995, that certain Promissory Note executed and delivered by the Company to Harris in the principal amount of One Million Eight Hundred Thirty-Eight
Thousand Seven Hundred Nine and 71/100 Dollars ($1,838,709.71), in substitution of the Harris Revolving Note and otherwise in substantially the form of the Harris Revolving Note;



		(h) on or before December 31, 1995, that certain Promissory Note executed and delivered by the Company to NBD in the principal amount of Two Million Seven Hundred Fifty-Eight
Thousand Sixty-Four and 51/100 Dollars ($2,758,064.51), in substitution of the NBD Revolving Note and otherwise in substantially the form of the NBD Revolving Note; and



		(i) such other agreements, documents and instruments necessary to effectuate the transactions described herein as the Banks, the Agent and the Collateral Agent may reasonably request.



		3. On or before August 31, 1995, the Company will provide the Agent with a schedule of any specific licenses, contracts, leases or other agreements which the Company believes in good faith are excluded from the Banks', the Agent's or the Collateral Agent's collateral as the granting of a security interest and lien therein would result in a breach or default under any such license, contract, lease or other agreement or violate applicable law.



		4. The Company acknowledges and agrees that the Agent will debit the Company's accounts on the last business day of each and every month, and the Company agrees to pay each of and all of the Banks, the Agent and the Collateral Agent, for all accrued interest, reasonable attorneys' fees, other professional fees, and other fees, costs, charges, obligations and expenses which the Banks, the Agent and/or the Collateral Agent have incurred and will continue to incur in connection with the Champion Loan Documents, this Third Amendment, the Additional
Collateral Documents, the default by the Company under the Champion Loan Documents and the Champion Indebtedness. The
Agent acknowledges that it will use its best efforts to provide copies of any bills and statements relating thereto at least five (5) business days prior to the last business day of each month, but the failure to deliver copies thereof will not affect the Company's obligation to pay such fees, costs, charges, obligations and expenses.



		5. Other than those defaults described in Section 9.A. of this Third Amendment or referred to in the waiver letter of even date herewith from the Banks to the Company, no breach, default or event of default has occurred pursuant to the Champion Loan
Documents, this Third Amendment or the Additional Collateral
Documents.



		6. The representations and warranties contained in the Champion Loan Documents, this Third Amendment and the Additional
Collateral Documents shall be true and correct.



	4. Borrowing Base Provision. The Credit Agreement is hereby amended by deleting Section 6.27(a) of the Credit Agreement in its entirety and substituting therefor the following:



	"(a) Not request, incur or permit to exist any Borrowing hereunder which would violate any of the restrictions or limitations set forth in Section 2.1 hereof or would result in, cause or permit to exist the aggregate principal amount of all Advances of any Bank outstanding at any one time, when added to such Bank's Percentage Share of the aggregate remaining face amount of all outstanding Letters of Credit and any unpaid draws or disbursements thereunder, to exceed the lesser of (said lesser amount being herein referred to as the "Section 6.27 Amount" or the "Borrowing Base") (x) such Bank's Percentage
Share of the sum of (A) the net book value of the Company's then "Eligible Inventory" (as hereinafter defined) multiplied by the then "Applicable Eligible Inventory Percentage" (as hereinafter defined) [provided, however, that the amount determined pursuant to this Section 6.27 (a)(x)(A) shall in no event exceed Nine Million and no/100 Dollars ($9,000,000.00)], plus (B) the net book value of the Company's then "Eligible Accounts" (as hereinafter defined), multiplied by the then "Applicable
Eligible Accounts Percentage" (as hereinafter defined), plus (C) the aggregate amount of the "Fresno and Beech Creek Real Estate Advance" (hereinafter defined) outstanding from time to time, or
(y) such Bank's Commitment. As used in this Section 6.27(a), the term "Fresno and Beech Creek Real Estate Advance" shall mean the aggregate amount of Two Million and no/100 Dollars ($2,000,000.00), less monthly installments of Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($33,333.33) each, commencing August 31, 1995, and continuing on the last day of each and every month thereafter through and including December 31, 1995, with a final payment of the outstanding balance on January 8, 1996."



	5. Revolving Commitment. The amount of each Bank's Commitment and Percentage Share appearing next to each Bank's respective signature line in the Credit Agreement are hereby amended by deleting such amounts and percentages in their entirety and substituting therefor the amounts and percentages set forth next to the signature lines appearing on this Third Amendment. In connection with the reduction in each Bank's Commitment as of ______________, the Company will execute and deliver the LaSalle
Revolving Note, the Harris Revolving Note and the NBD Revolving
Note. Such Revolving Notes are in substitution, and not a discharge of, that certain Promissory Note dated as of May 19, 1995, executed and delivered by the Company to LaSalle in the amount of Nine Million Two Hundred Ninety Thousand Three Hundred
Twenty-Two and 54/100 Dollars ($9,290,322.54), that certain
Promissory Note dated as of May 19, 1995, executed and delivered by the Company to Harris in the principal amount of Three
Million Four Hundred Eighty-Three Thousand Eight Hundred
Seventy-One and 02/100 Dollars ($3,483,871.02), and that certain
Promissory Note dated as of May 19, 1995, executed and delivered by the Company to NBD in the principal amount of Five Million
Two Hundred Twenty-Five Thousand Eight Hundred Six and 44/100
Dollars ($5,225,806.44). In addition, the Company covenants and agrees that, with the further reductions in each Bank's
Commitment on September 15, 1995, and December 31, 1995, it will timely execute the additional Promissory Notes described in Sections 3.B.1.c through and including 3.B.1.h of this Third
Amendment.



	6. Additional Covenants. The Company covenants unto the Banks, the Agent and the Collateral Agent as follows:



		A. The Company shall fully and timely pay the Champion Indebtedness as evidenced by the Champion Loan Documents, this Third Amendment and the Additional Collateral Documents, and fully and timely perform, subject to the applicable cure period, if any, all of the covenants, duties, obligations and agreements contained in the Champion Loan Documents, this Third Amendment and the Additional Collateral Documents.



		B. The Company will prepare and deliver each and every business day to the Banks, the Agent and the Collateral Agent a borrowing base certificate, in form and substance acceptable to the Banks, the Agent and the Collateral Agent; provided, however, if the Company fails to deliver a borrowing base certificate on a business day when it has not requested nor received an Advance, such failure shall constitute an Event of Default if such borrowing base certificate has not been delivered within two (2) days after notice from the Agent.



		C. The Company covenants that a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation has not been filed by or against the Company.



		D. The Company will execute and deliver any agreements, documents and instruments necessary to perfect the Banks', the Agent's and the Collateral Agent's security interest and lien in and to all general intangibles of the Company, including, but not limited to, the execution and delivery of the Collateral
Assignment of Patents and Trademarks referenced above.



		E. The Company acknowledges and agrees that a written summary will be prepared by Silverman, Korenthal & Company and delivered to the Banks, the Agent and the Collateral Agent not later than August 31, 1995, describing management's specific plans and strategies, including repayment of the Champion Indebtedness.



		F. The Company acknowledges and agrees that the Banks are providing additional Advances, subject to and solely in accordance with Section 6.27 of the Credit Agreement, in the aggregate amount of Two Million and no/100 Dollars
($2,000,000.00) by creating additional availability under the borrowing base as evidenced by the Fresno and Beech Creek Real
Estate Advance.



	7. Default. The Company shall be in default under the terms and provisions of this Third Amendment upon the occurrence of any of the following events (an "Event of Default"):



		A. The Company fails to fully and timely pay all sums due pursuant to the Champion Loan Documents, this Third Amendment or the Additional Collateral Documents;



		B. Other than those defaults described in Section 9.A. of this Third Amendment or referred to in the waiver letter of even date herewith from the Banks to the Company, the Company breaches any covenant, agreement or obligation set forth in the Champion Loan
Documents, this Third Amendment or the Additional Collateral
Documents, which remains uncured after the expiration of the applicable cure period, if any; or



		C. Other than those defaults described in Section 9.A. of this Third Amendment or referred to in the waiver letter of even date herewith from the Banks to the Company, any other or further breach, default or event of default occurs under the Champion
Loan Documents, which remains uncured after the expiration of the applicable cure period, if any.



In addition, the Company covenants and agrees that an Event of Default under this Third Amendment is and shall constitute an Event of Default under the Champion Loan Documents. Upon an Event of Default, all of the Champion Indebtedness shall be immediately due and payable, and shall be paid by the Company to the Banks, the Agent and the Collateral Agent, as the case may be, without any further notice or demand whatsoever, and the Banks, the Agent and the Collateral Agent, as the case may be, may, without notice, immediately (i) exercise all of their rights and remedies under the Champion Loan Documents, including, but not limited to, the Forbearance Documents, this Third Amendment and the Additional Collateral Documents, as well as any and all other rights and remedies available at law, in equity or otherwise, and (ii) take any action, legal or equitable, to collect the Champion Indebtedness and any and all other sums now or hereafter due and owing from the Company to the Banks, the Agent and the Collateral Agent. The Company acknowledges and agrees that the Banks, the Agent and the Collateral Agent have made no assurances, have not committed and are under no obligation to extend the Termination Date.



	8. Reaffirmation. The Company hereby reaffirms to the Banks, the Agent and the Collateral Agent its pledge and grant of the liens and security interests described in the Champion Loan
Documents, including, but not limited to, the Forbearance
Documents, this Third Amendment and the Additional Collateral
Documents. The Company and the Banks hereby affirm the continued validity of the Champion Loan Documents, including, but not limited to, the Forbearance Documents, and acknowledge that all of the terms and provisions of the Champion Loan
Documents, including, but not limited to, the Forbearance
Documents, are and remain in full force and effect, are enforceable in accordance with their terms and the Banks, the Agent and the Collateral Agent are not in breach or default of any of the terms, conditions and provisions of the Champion Loan
Documents, including, but not limited to, the Forbearance
Documents.



	9.      Reservation of Rights.



		A. The Company acknowledges and agrees that it is and will continue from time to time to be in default under the terms and provisions of the Champion Loan Documents pursuant to Sections
6.1(a), 6.1(b), 6.2 (b), 6.2(f), 6.13, 6.14, 6.15, 6.29, 9.1(a)
and 9.1 (n) of the Credit Agreement, Article V of the IRB
Agreement and Section 5(h) of the Workmen's Compensation
Agreement (collectively the "Continuing Covenant Defaults"). To the best of the Company's knowledge after due and diligent inquiry, the Company represents and warrants unto the Banks, the Agent and the Collateral Agent that no other breach, default or event of default exists under the terms and provisions of the Champion Loan Documents. To the Banks', the Agent's and the
Collateral Agent's knowledge without any inquiry or investigation of any kind whatsoever, the Banks, the Agent and the Collateral Agent are not aware of any other breach, default or event of default under the terms and provisions of the Champion Loan Documents.



		B. The Banks, the Agent and the Collateral Agent hereby continue to reserve all of their rights and remedies in connection with the Continuing Covenant Defaults, whether such rights and remedies are pursuant to the Champion Loan Documents, including, but not limited to, the Forbearance Documents, this Third Amendment, the Additional Collateral Documents, at law, in equity or otherwise; provided, however, the Continuing Covenant
Defaults shall be deemed conditionally waived, subject to reinstatement and enforcement upon the occurrence of an Event of Default under this Third Amendment or the Additional Collateral
Documents or upon an additional or other default or event of default under the Champion Loan Documents. Upon the occurrence of an Event of Default under this Third Amendment or the Additional Collateral Documents or upon an additional or other default or event of default under the Champion Loan Documents, then the Continuing Covenant Defaults shall be deemed reinstated and existing, without further act or deed, as if no conditional waiver were granted and any and all rights of the Banks, the Agent or the Collateral Agent with respect thereto shall remain reserved, unimpaired and fully enforceable.



		C. Nothing contained in this Third Amendment or the Additional Collateral Documents shall be or be deemed to be an unconditional waiver by the Banks, the Agent and the Collateral
Agent of any default, breach or event of default, whether now existing or hereafter arising or occurring. The Company expressly acknowledges and agrees that, upon an Event of Default, the Banks, the Agent and the Collateral Agent may exercise any of their rights and remedies pursuant to the Champion Loan Documents, including, but not limited to, the Forbearance Documents, this Third Amendment or the Additional
Collateral Documents, at law, in equity or otherwise. Nothing contained in this Third Amendment or the Additional Collateral
Documents shall affect the Company's obligation to fully and timely pay the Champion Indebtedness.



	10. Waiver and Release. In consideration of the Banks', the Agent's and the Collateral Agent's execution and delivery of this Third Amendment, the Company hereby waives, releases and forever discharges the Banks, the Agent and the Collateral
Agent, their predecessors, parents, subsidiaries, affiliates, agents, employees, officers, directors, shareholders, attorneys, legal representatives, successors and assigns, and each of them, of and from any and all claims, demands, counterclaims, set-offs, defenses, debts, liabilities, obligations, costs, expenses, actions, causes of action and damages of every kind, nature and description whatsoever, known or unknown, foreseeable and unforeseeable, liquidated and unliquidated, insured and uninsured, which the Company heretofore and/or presently owns, holds or has by reason of any matter, cause or thing whatsoever, arising from, relating to or in connection with the Champion
Loan Documents, this Third Amendment, the Additional Collateral
Documents, the Champion Indebtedness or the default by the Company. The Company hereby acknowledges and agrees that the foregoing release shall not be or be deemed to create, construe or admit any liability on behalf of the Banks, the Agent and the Collateral Agent.



	11. Authority To Execute This Third Amendment. The Company represents and warrants to the Banks, the Agent and the Collateral Agent that (a) it has obtained all necessary consents to enter into, execute, deliver and perform this Third
Amendment, including, but not limited to, resolutions of the Board of Directors of the Company, (b) CPR has obtained all necessary consents to enter into, execute, deliver and perform the Fresno Deed of Trust, including, but not limited to, resolutions of the Board of Directors of CPR, (c) the Company has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Third
Amendment, (d) CPR has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform the Fresno Deed of Trust, (e) the execution and delivery of this Third Amendment shall not breach any agreement, instrument or document to which the Company is a party or by which it is bound, and (f) the execution and delivery of the Fresno Deed of Trust shall not breach any agreement, instrument or document to which CPR is a party or by which it is bound.



	12.     Mortgage Proceeds.      The Banks shall not receive or recover
proceeds in connection with the Beech Creek Mortgage and the Fresno Deed of Trust in excess of the principal amount of Two
Million Five Hundred Thousand and no/100 Dollars
($2,500,000.00), plus (A) accrued interest on the outstanding amount of the Fresno and Beech Creek Real Estate Advance, (B) any disbursements made for payment of taxes, special assessments or insurance on the Beech Creek Property and the Fresno
Property, and (C) any other costs, fees or expenses owed by the Company or CPR to the Bank relating to the Beech Creek Property or the Fresno Property. The Banks agree that, at any foreclosure sale of the Beech Creek Property or the Fresno
Property, the amount of the Champion Indebtedness which the Collateral Agent (at the direction of the Majority Banks) may bid, as the equivalent of cash, shall not exceed the amount described in this Section 12.



	13. Release of Mortgages. The Company shall have the right to cause the release of the Beech Creek Mortgage and the Fresno
Deed of Trust and the Banks shall release the Beech Creek
Mortgage and the Fresno Deed of Trust upon receipt by the Banks of an amount (the "Release Amount") equal to the lesser of (i) the total sum of all unpaid Champion Indebtedness; or (ii) the amount described in Section 12 above. The Banks acknowledge and agree that if the proceeds thereof, whether as a result of a foreclosure sale or any other sale, disposition or refinancing of either or both of the Beech Creek Property or the Fresno
Property, exceed the Release Amount and provided the Release
Amount is received by the Banks, all excess proceeds shall belong to the Company free and clear of any lien or security interest under the Champion Loan Documents.



	14. Construction. This Third Amendment shall be interpreted, construed and governed by and under the laws of the State of Illinois.



		A. The Schedules attached to and forming a part of the Credit Agreement are hereby updated and restated in their entirety as set forth on group Exhibit "A" to this Third Amendment, excepting only Schedule 2.3 to the Credit Agreement.



		B. Wherever possible, each provision of this Third Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Third Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Third Amendment, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.



		C. The Paragraph headings contained in this Third Amendment are solely for the purpose of reference, are not part of the agreement among the Company, the Banks, the Agent and the Collateral Agent and shall not in any way affect the meaning or interpretation of this Third Amendment, any Paragraph or provision thereof. The Exhibits referred to herein are attached hereto, made a part hereof and incorporated herein by this reference thereto.



		D. This Third Amendment shall be binding on the Company and its successors, and shall inure to the benefit of the Banks, the Agent and the Collateral Agent, their respective successors, assigns, affiliates, divisions and parent.



		E. This Third Amendment cannot be assigned by the Company without the Banks', the Agent's and the Collateral Agent's, prior written consent; provided, however, the Banks, the Agent and the Collateral Agent may assign this Third Amendment and the Additional Collateral Documents without notice to or the consent of the Company.



		F. No failure to exercise, and no delay in exercising, any of the Banks', the Agent's and the Collateral Agent's rights, powers or privileges shall operate as a waiver thereof.



		    1. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.



		    2. No extension of time for the payment of any of the Champion Indebtedness or any other sum to be paid pursuant to the Champion Loan Documents, this Third Amendment or the
Additional Collateral Documents, or the performance of any other obligation or act, shall be deemed to be an extension of the time for payment or performance of any other obligation or act.



		    3. This Third Amendment may not be altered, changed, amended or modified, except in accordance with Section 11.1 of the Credit Agreement.



		G. This Third Amendment, together with the Additional Collateral Documents, constitutes the entire agreement among the Company, the Banks, the Agent and the Collateral Agent with regard to the subject matter hereof.



		H. If, and to the extent the terms and provisions of this Third Amendment contradict, modify, supersede or conflict with the terms and provisions of the Champion Loan Documents, including, but not limited to, the Forbearance Documents, then the terms and provisions of this Third Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Third Amendment does not contradict, modify, supersede or conflict with the terms and provisions of the Champion Loan Documents, including, but not limited to, the Forbearance Documents, then the Champion Loan Documents, including, but not limited to, the Forbearance Documents, shall remain in and have their intended full force and effect, and the Company hereby affirms, confirms and ratifies the same.

       IN WITNESS WHEREOF, the parties have caused this Third
Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.



					CHAMPION PARTS, INC., an

					Illinois corporation



					By:

					Title:



Amount of LaSalle's                     Percentage      LA SALLE NATIONAL BANK,
Revolving Commitment                    Share           individually, as Agent
and as Collateral Agent
(i) from the date of this               51.612903%
Third Amendment through
and including September 14,                                     By:
1995, $8,258,064.48, (ii)                                       Title
on September 15, 1995,
LaSalle's Commitment shall
automatically reduce to
$7,638,709.65, and (iii) on
December 31, 1995, LaSalle's
commitment shall automatically
reduce to $4,903,225.78



Amount of NBD's                         Percentage              NBD BANK
Revolving Commitment                    Share
(i) from the date of this
Third Amendment through                                         By:_____________
and including September 14,             29.032258%              Title:  ________
1995, $4,645,161.28, (ii) on
September 15, 1995, NBD's
commitment shall automatically
reduce to $4,296,774.18, and
(iii) on December 31, 1995,
NBD's commitment shall automatically
reduce to $2,758,064.51



Amount of Harris'                       Percentage         HARRIS TRUST AND
Revolving Commitment                    Share              SAVINGS BANK, an
							   Illinois corporation

(i) from the date of this               19.354839%
Third Amendment through
and including September 14,                                By:     _________
1995, $3,096,774.24, (ii)                                  Title:  ____________
on September 15, 1995, Harris'
commitment shall automatically
reduce to $2,864,516.17, and (iii)
on December 31, 1995, Harris'
commitment shall automatically reduce
to $1,838,709.71



TOTAL REVOLVING
COMMITMENT

(i) from the date of this
Third Amendment through
and including September 14, 1995,
$16,000,000.00, (ii) on
September 15, 1995, the total
commitment shall automatically
reduce to $14,800,000.00, and (iii)
on December 31, 1995, the total
commitment shall automatically
reduce to $9,500,000.00